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Exhibit 11.1 - Computation of Earnings Per Share
Physicians Quality Care, Inc.

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

                                                       Period from March 20,                          Three months      Three months
                                                       1995 (inception) to         Year ended            ended              ended
                                                          December 31,             December 31,         March 31,         March 31,
Primary and Fully-diluted earnings per share (1)             1995                     1996                1996              1997
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                                  $2,082,264                $ 4,973,188       $ 1,419,395       $ 1,086,817

Accretion on common stock subject to fair value put (2)                              14,436,848                --                --
                                                       -----------------------------------------------------------------------------
Net loss available to common stockholders                 $2,082,264                $19,410,036       $ 1,419,395       $ 1,086,817
                                                       =============================================================================
Weighted average common shares outstanding                 7,706,250                 10,785,605         7,706,250        24,756,907
                                                       =============================================================================
Primary and fully-diluted loss per common share           $     0.27                $      1.80       $      0.18       $      0.04
                                                       =============================================================================
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(1) The effect of options, warrants and convertible securities are not considered as it would be antidilutive.

(2) Calculated as follows:

    Per share fair value of common stock
    at December 31, 1996                                  $2.50
    Recorded per share value                                .01
                                                          -----
    Per share accretion adjustment                        $2.49
    Common shares subject to fair value put           5,797,930
                                                    -----------
                                                    $14,436,848
                                                    ===========
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